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                                                                   EXHIBIT 10.3








                          MORRISON KNUDSEN CORPORATION

                      LONG-TERM INCENTIVE COMPENSATION PLAN

















                           Effective January 20, 1999
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                                TABLE OF CONTENTS



ARTICLE I - PURPOSE.........................................................1

ARTICLE II - DEFINITIONS....................................................1

ARTICLE III - ELIGIBILITY TO PARTICIPATE....................................2

ARTICLE IV - AMOUNT OF AWARD ...............................................2
         4.01     Service for Entire Performance Period.....................2
         4.02     Service for Less Than Entire Performance Period...........3
         4.03     Maximum Award.............................................3

ARTICLE V - PAYMENT OF AWARDS...............................................3
         5.01     Timing of Payment.........................................3
         5.02     Form of Payment...........................................3

ARTICLE VI - CONDITIONS UPON RECEIVING AN AWARD.............................3
         6.01     Continued Employment......................................3
         6.02     Termination of Employment.................................3
         6.03     Discharge for Cause.......................................3

ARTICLE VII - PLAN ADMINISTRATION...........................................3
         7.01     Administration............................................3
         7.02     Designation of Beneficiaries..............................4
         7.03     Amendment of Plan.........................................4
         7.04     Termination of Plan.......................................4

ARTICLE VIII - MISCELLANEOUS PROVISIONS.....................................5
         8.01     Unsecured Status of Award.................................5
         8.02     Employment Not Guaranteed.................................5
         8.03     Right of Offset...........................................5
         8.04     Nonassignability..........................................5
         8.05     Validity..................................................5
         8.06     Applicable Law............................................5
         8.07     Inurement of Rights and Obligations.......................5
         8.08     Board and Stockholder Approval............................5

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                               ARTICLE I - PURPOSE

The purpose of the MORRISON KNUDSEN CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN (the "Plan") is to provide long-term incentive compensation to key executives of Morrison Knudsen Corporation and its subsidiaries (the "Company") who are in a position to make important contributions toward the organization's long-term growth and success. The Plan provides a means whereby such executives, through the payment of cash bonuses, are given an opportunity to share financially in the value they help to create for the Company and its Stockholders.


                            ARTICLE II - DEFINITIONS

2.01 "Actual Cumulative Earnings Per Share" means the Company's cumulative net earnings per share of outstanding common stock during the Performance Period.

2.02 "Administrative Committee" means the committee appointed to administer the employee benefit plans of the Company.

2.03 "Award" means an amount earned by, and paid in the form of cash to, a Participant under the terms and provisions of the Plan.

2.04 "Base Salary" means a Participant's average annual base salary in effect during the Performance Period for which an Award is paid.

2.05 "Cause" means (i) willful and continued failure by a Participant to perform his or her duties (except as a direct result of the Participant's incapacity due to physical or mental illness) after receiving notification by the Chief Executive Officer (or the Board in the case of the Chief Executive Officer) identifying the manner in which the Participant has failed to perform his or her duties, (ii) willfully engaging in conduct materially injurious to the Company, or (iii) conviction of the Participant of any felony involving moral turpitude.

2.06 "Compensation Committee" means the Subcommittee of the Compensation Committee of the Board of Directors of the Company, comprised solely of outside directors, that has been established to approve incentive-based compensation awarded to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

2.07 "Disability" means any termination of Service with the Company as a result of a physical or mental condition that prevents a Participant from performing his or her normal duties of employment in accordance with the following rules:
If a Participant applies for disability benefits under the Company's long-term disability program and qualifies for such benefits, the Participant shall be disabled within the meaning of this Section 2.07. In the absence of a Company-sponsored long-term disability program, a Participant will be considered totally and permanently disabled under the Plan if, in the opinion of two doctors, one retained by the Company and one retained by the Participant, the Participant is considered unable to perform his or her normal duties of employment as a result of a physical or mental condition.

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2.08 "Earnings Growth Factor" is calculated by subtracting the Target Cumulative
Earnings Per Share from the Actual Cumulative Earnings Per Share, then dividing the resulting difference by the Target Cumulative Earnings Per Share, and then dividing the resulting quotient by 20%. If the Actual Cumulative Earnings Per Share is less than $1.77,the Earnings Growth Factor shall be zero.

2.09 "Participant" means a key employee of the Company who has been designated to participate in the Plan.

2.10 "Performance Period" means the period beginning December 1, 1998, and ending November 30, 2000, except as otherwise specified in this Plan.

2.11 "Plan" means the Morrison Knudsen Corporation Long-Term Incentive Compensation Plan as described in this document.

2.12 "Retirement" means a termination of Service after attaining age 65, attaining age 55 with ten (10) or more Years of Service, or attaining a combined number of Years of Service and age that equal or exceed 70.

2.13 "Service" means continuous and substantially full-time employment with the Company whereby the Participant actively reports to work on a daily basis.

2.14 "Target Cumulative Earnings Per Share" is $1.68.

2.15 "Year of Service" means a year of service with Company as defined in, and accumulated under, the Morrison Knudsen Corporation 401(k) Retirement Savings Plan (i.e. 1,000 or more paid hours in a calendar year).


                    ARTICLE III - ELIGIBILITY TO PARTICIPATE

Participation in the Plan shall be limited to the President and Chief Executive Officer of the Company, the Executive Vice President and Chief Financial Officer of the Company, the Executive Vice President and Chief Legal Officer of the Company, the President of the Engineers and Constructors Group, the President of the Mining/Heavy Civil Groups and such other key executives of the Company, if any, designated by the Compensation Committee to participate in the Plan.


                          ARTICLE IV - AMOUNT OF AWARD

4.01 Service for Entire Performance Period. Subject to the limitation in Section
4.03 below, a Participant who is rendering Service to the Company as of the last day of the Performance Period shall receive an Award for the Performance Period equal to the product of:

         (a)      The Participant's Base Salary for the Performance Period; and

         (b)      The Earnings Growth Factor.

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4.02 Service for Less Than Entire Performance Period. In the event a Participant terminates Service with the Company due to death, Disability or Retirement prior to the end of the Performance Period, such Participant's Award shall be calculated as set forth in Section 4.01, except that the Award shall be multiplied by the quotient derived from n/24, where n equals the number of full calendar months of Service rendered by the Participant during the Performance Period prior to his termination of Service date.

4.03 Maximum Award. The maximum Award that may be paid to any Participant for the Performance Period is one times the Participant's Base Salary for the Performance Period.


                          ARTICLE V - PAYMENT OF AWARDS

5.01 Timing of Payment. A Participant who is entitled to receive an Award for the Performance Period (or his designated beneficiary, if applicable) shall be paid such Award approximately one week after the Company's public earnings release for the fiscal year ending with the end of the Performance Period; provided, however, that the Participant may elect to defer payment of all or a portion of his Award under and subject to the terms of the Company's Deferred Compensation Plan.

5.02 Form of Payment. All Awards shall be paid in cash. The Company shall withhold from all Awards under the Plan an amount sufficient to satisfy any applicable federal, state and local withholding and employment tax requirements.


                 ARTICLE VI - CONDITIONS FOR RECEIVING AN AWARD

6.01 Continued Employment. Except as set forth in Section 6.02 below, in order to be entitled to receive an Award for the Performance Period, a Participant must be rendering Service to the Company as of the last day of the Performance Period.

6.02 Termination of Employment. A Participant who terminates Service with the Company due to death, Disability or Retirement prior to the end of a Performance Period shall be entitled to an Award calculated in accordance with Section 4.02.

6.03 Discharge for Cause. Plan provisions to the contrary notwithstanding, a Participant who (a) is discharged for Cause, or (b) resigns or quits in lieu of being discharged for Cause, shall forfeit any Award that remains unpaid at the time of such discharge, resignation, or quit.


                        ARTICLE VII - PLAN ADMINISTRATION

7.01 Administration. The Administrative Committee shall administer the Plan under the direction of the Compensation Committee and shall be responsible for interpreting and applying the provisions of the Plan. In any dispute between the Administrative Committee and any Participant (or beneficiary) concerning the interpretation or application of any provision of the Plan, the Compensation Committee shall be responsible for interpreting and applying the Plan provision or

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provisions in question. Under the direction of the Compensation Committee, the interpretation and application of these terms by the Compensation Committee shall be binding and conclusive.

7.02 Designation of Beneficiaries. Each Participant shall have the right to designate any person or persons as beneficiary(ies) to whom payments earned under the Plan shall be made in the event of the Participant's death prior to the distribution of all benefits due the Participant under the Plan. Each beneficiary designation shall be effective only when filed in writing with the Administrative Committee during the Participant's lifetime.

The filing of a new beneficiary designation form will cancel all designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a beneficiary designation form shall revoke such designation, unless:

     . In the case of divorce, the previous spouse was not designated as beneficiary, or

     . In the case of marriage, the Participant's new spouse had previously been designated as beneficiary.

The spouse of a married Participant must consent to any designation of a beneficiary other than the spouse.

If a Participant fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, then the Administrative Committee shall direct the distribution of such benefits to the Participant's estate.

7.03 Amendment of Plan. The Compensation Committee may amend or suspend the Plan in whole or in part at any time. However, any amendment or suspension must be prospective in that it may not increase any Awards and in that it may not reduce or suspend any Awards that would have been earned by Participants through the date of amendment or suspension if the date of amendment or suspension had been the date of a termination of Service due to death, Disability or Retirement. Upon such prospective reduction or suspension, the Awards earned to date shall be calculated consistent with the provisions established in Section 4.02 for a termination of Service due to death, Disability or Retirement. The date on which such amendment is adopted by the Compensation Committee shall be treated as the termination of Service date and the last day of the Performance Period for purposes of the formula set forth in Section 4.01.

7.04 Termination of Plan. The Compensation Committee may terminate the Plan at any time if, in its judgment, the continuation of the Plan is not in the best interest of the Company. Upon such termination, each Participant shall be entitled to an Award calculated consistent with the provisions established in
Section 4.02 for a termination of Service due to death, Disability or Retirement. The date on which such termination is approved by the Compensation Committee shall be treated as the termination of Service date and the last day of the Performance Period for purposes of the formula set forth in Section 4.01. Upon termination of the Plan, a Participant shall have no further rights under the Plan other than to receive payments for an Award as provided for in this
Section 7.04.

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                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

8.01 Unsecured Status of Award. Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral or security for the fulfillment of the Company's obligations under the Plan.

Any and all of the Company's assets shall be, and shall remain, the general, unpledged and unrestricted assets of the Company. When an Award is due, the Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay monies.

8.02 Employment Not Guaranteed. Nothing contained in the Plan, nor any Agreement, nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

8.03 Right of Offset. If a Participant becomes entitled to an Award under the Plan, and if at such time the Participant has any outstanding debt, obligation or other liability representing any amount owing to the Company, then the Company may offset such amount against the Award otherwise due the Participant under the Plan.

8.04 Nonassignability. No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt an Award payable under the Plan, or any part thereof, or any interest therein. Such Award is expressly declared to be unassignable and nontransferable. No portion of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferrable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

8.05 Validity. In the event that any provision of the Plan or any related Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related Agreement.

8.06 Applicable Law. The Plan and any related Agreements shall be governed in accordance with the laws of the state of Idaho.

8.07 Inurement of Rights and Obligations. The rights and obligations under the Plan and any related Agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries.

8.08 Board and Stockholder Approval. The Plan shall be effective upon approval by the Compensation Committee, subject to ratification by the Board of Directors of the Company and approval by the Stockholders of the Company at the first Annual Meeting of Stockholders subsequent to approval by the Compensation Committee and ratification by the Board of Directors.

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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers duly authorized on this 12th day of April, 1999.



                                        MORRISON KNUDSEN CORPORATION


                                        By:  /s/ Stephen G. Hanks
                                             -----------------------------------
                                             Stephen G. Hanks
                                             Executive Vice President

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